[DELTATHREE LOGO]

     DELTATHREE REPORTS FOURTH QUARTER AND FULL YEAR 2004 FINANCIAL RESULTS

    Fourth Quarter 2004 Revenues Rise 60% Year-Over-Year and 13% Sequentially

        Company Achieves EBITDA Positive Results for Fourth Quarter 2004

NEW YORK, NY - FEBRUARY 17, 2005 - DELTATHREE, INC. (NASDAQSC: DDDC), a leading provider of VoIP hosted communications solutions for service providers and consumers worldwide, today announced financial results for the fourth quarter and full year 2004 ended December 31, 2004.

                         FOURTH QUARTER 2004 HIGHLIGHTS

o Revenues increased 60% versus fourth quarter 2003 to $6.2 million, up 13% sequentially.

o Net loss reduced 62% versus fourth quarter 2003 to $601,000 or ($0.02) per share.

o     Company achieved EBITDA positive results.

o Revenue exceeds and EPS meets management's stated guidance ranges for the fourth quarter.

o Agreement signed with SBC Services, Inc., a subsidiary of SBC Communications Inc., to provide services to support the SBC companies' planned rollout of residential VoIP service.

o     Achieved third consecutive quarter of positive cash flow from operations.

Revenues for the fourth quarter of 2004 were $6.2 million, an increase of $2.3 million, or 60%, from the $3.9 million reported for the fourth quarter of 2003. In the sequential comparison, fourth quarter 2004 revenues increased $702,000 or 13%, compared to revenues of $5.5 million reported for the third quarter ended September 30, 2004. For the full year 2004 period, deltathree reported total revenues of $21.1 million compared to $13.2 million in the full year 2003 period, an increase of 60% year-over-year.

deltathree's net loss for the fourth quarter of 2004 was $601,000 or ($0.02) per share. The fourth quarter 2004 net loss reflects a 62% improvement over the fourth quarter 2003 net loss of $1.6 million, or ($0.06) per share, and a 10% improvement over the third quarter 2004 net loss of $671,000, or ($0.02) per share. For the full year 2004, deltathree reported a net loss of $3.2 million or ($0.11) per share compared to a net loss of $8.3 million or ($0.29) per share for the full year 2003 period, a 61% improvement.

Gross margin for the fourth quarter of 2004 was 35%, marginally higher than the 34% gross margin recorded in the sequential third quarter 2004 and year ago periods. Full year 2004 gross margins were 35% compared to 36% for the full year 2003.

deltathree reported EBITDA (earnings before interest, taxes, depreciation and amortization) positive results for the fourth quarter of 2004 of $12,000 or $0.00 per share, compared to a loss of $470,000 or ($0.02) per share in the fourth quarter of 2003. The positive fourth quarter 2004 EBITDA results reflect an improvement over the sequential third quarter EBITDA loss of $121,000 or ($0.01) per share. deltathree's full year 2004 EBITDA loss was $713,000 or ($0.02) per share compared to an EBITDA loss of $2.9 million or ($0.10) per share for full year 2003, a 76% improvement.

EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included in this press release. All EBITDA figures are exclusive of non-cash employee compensation charges.

As of December 31, 2004, deltathree held approximately $16.5 million in cash, cash equivalents and short-term investments, and had no outstanding debt.

DELTATHREE OPERATIONAL REVIEW

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, "I am extremely pleased to report a successful fourth quarter, completing a very strong year for deltathree. Financially, deltathree's fourth quarter sequential revenue growth topped the high end of our expectations, rising 13%, with full year revenue growth for 2004 reaching an impressive 60%. Strong top line growth was a key factor in deltathree achieving positive EBITDA results for the fourth quarter, reflecting an important milestone as we continue to deliver on our stated goals. The fourth quarter also marked the seventeenth consecutive reduction in quarterly net loss.

"Building on our financial achievements in the fourth quarter and full year 2004, deltathree continued to make progress in further penetrating the service provider market with our hosted VoIP solution. Our efforts during the quarter, contributed to deltathree's recent signing of a formal agreement with SBC Services, Inc., a subsidiary of SBC Communications Inc., to provide VoIP services to support the SBC companies' planned rollout of a residential VoIP offering. This marks the second major service provider agreement signed in as many quarters as we continue to execute on our stated strategy of delivering fully customized VoIP solutions to leading service providers worldwide. This agreement represents another incremental driver for future growth following the planned rollout of SBC's residential VoIP offering in 2005. During the quarter, deltathree experienced higher visibility among domestic and international service providers seeking to add VoIP capabilities to their current offerings," continues Mr. Zimels.

Paul White, Chief Financial Officer of deltathree, stated, "Complementing our continued progress on the service provider front, we also experienced growth within the core deltathree global reseller and iConnectHere customer bases. deltathree launched several initiatives during the quarter to help support this balanced growth across our key VoIP product segments. To increase the diversity of offerings to our iConnectHere customers, deltathree launched six new Broadband Phone calling plans designed to meet the needs of our iConnectHere consumer and business customers. The new iConnectHere Broadband Phone calling plans meet a wide range of price points and are compatible with any broadband Internet service (DSL, Cable, or LAN) worldwide. On the reseller front, deltathree launched new advanced features and services for our Reseller Program, providing our worldwide base of resellers an enhanced set of tools necessary to analyze, control and deliver customizable, comprehensive VoIP calling services to their customers.

"Our consistent progress in driving revenue growth and reducing our net loss reflects our focus on execution of our business strategy. The achievement of EBITDA positive results this quarter reflects a significant step on our path to profitability. With the momentum of the recent service provider wins and our efforts to enhance the depth of our global VoIP network to accommodate rising call volumes, we are setting the stage for future growth across our service provider, reseller and retail iConnectHere offerings," continued Mr. White.

DELTATHREE FINANCIAL GUIDANCE

For the first quarter of 2005 deltathree forecasts quarterly GAAP net loss within the range of ($0.01) per share to ($0.02) per share. deltathree expects sequential revenue growth for the first quarter of 2005 to be within the range of 8% to 12%, as compared to revenue for the fourth quarter of 2004.

CONFERENCE CALL DETAILS

The deltathree fourth quarter and full year 2004 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, February 17, 2004. Investors are invited to listen to the live call by dialing 1-800-553-0329 in the United States or by dialing 1-612-332-0802 when calling internationally. Investors worldwide can also listen to the call live via deltathree's Website, http://www.deltathree.com. Please go to the Website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate Website.

ABOUT DELTATHREE

Founded in 1996, deltathree is a leading provider of hosted, Session Initiation Protocol (SIP)-based Voice over Internet Protocol (VoIP) products and services. deltathree provides private-label products, including Broadband Phone and PC to Phone, as well as back-office services such as billing, operations management, marketing support, and network management, to service providers worldwide. deltathree's consumer division, iConnectHere, provides award-winning VoIP products directly to consumers. deltathree's high quality Internet telephony solutions are viable and cost-effective alternatives to traditional telephone services.

For more information about deltathree, visit our web site at http://www.deltathree.com

For more information about iConnectHere, visit our web site at http://www.iConnectHere.com

EBITDA FINANCIAL DISCLOSURE


Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company's operations. deltathree cautions investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree's results with the results from other reporting periods and with the results of other companies.



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

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements.

Among the factors that could cause actual results to differ are the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, deltathree's limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, and other risk factors contained in deltathree's periodic reports on Form 10-K and Forms 10-Q on file with the SEC and available through http://www.sec.gov

DELTATHREE CONTACT:                   INVESTOR RELATIONS CONTACT:      MEDIA RELATIONS CONTACT:
-------------------                   ---------------------------      ------------------------
Paul White                            Erik Knettel                     Alan Jordan
Chief Financial Officer               The Global Consulting Group      The Global Consulting Group
(212) 500-4850                        (646) 284-9415                   (646) 284-9452
paul.white@deltathree.com             eknettel@hfgcg.com               ajordan@hfgcg.com

                                 (Tables follow)

                                DELTATHREE, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                          AS OF        AS OF
                                                                       DECEMBER 31,  DECEMBER 31,
                                                                          2004          2003
                                                                       ---------      ---------
                                                                         ($ IN THOUSANDS)
ASSETS

CURRENT ASSETS:
 Cash and cash equivalents .........................................   $  13,755       $   1,682
 Short-term investments ............................................       2,723          16,442
 Accounts receivable, net ..........................................         325             363
 Prepaid expenses and other current assets .........................         528             684
 Inventory .........................................................         193              60
                                                                       ---------       ---------
    Total current assets ...........................................      17,524          19,231
                                                                       ---------       ---------
PROPERTY AND EQUIPMENT, NET ........................................       4,642           4,307
                                                                       ---------       ---------
DEPOSITS ...........................................................         107             105
                                                                       ---------       ---------
     Total assets ..................................................   $  22,273       $  23,643
                                                                       =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

 Accounts payable ..................................................   $   3,657       $   2,139
 Deferred revenues .................................................         453             172
 Other current liabilities .........................................       2,034           2,100
                                                                       ---------       ---------
    Total current liabilities ......................................       6,144           4,411
                                                                       ---------       ---------
LONG-TERM LIABILITIES:

 Severance pay obligations .........................................         104              91
                                                                       ---------       ---------
    Total liabilities ..............................................       6,248           4,502
                                                                       ---------       ---------
STOCKHOLDERS' EQUITY:

 Class A common stock, - par value $0.001 ..........................          29              29
 Additional paid-in capital ........................................     167,301         167,168
 Accumulated deficit ...............................................    (151,095)       (147,846)

Treasury stock at cost: 257,600 shares of Class A common stock as of
  September 30, 2004 and December 31, 2003 .........................        (210)           (210)
                                                                       ---------       ---------
     Total stockholders' equity ....................................      16,025          19,141
                                                                       ---------       ---------
     Total liabilities and stockholders' equity ....................   $  22,273       $  23,643
                                                                       =========       =========


            SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                DELTATHREE, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 THREE MONTHS ENDED                       YEAR ENDED
                                                                    DECEMBER 31,                          DECEMBER 31,
                                                           --------------------------------        --------------------------------
                                                               2004               2003                2004                2003
                                                           ------------        ------------        ------------        ------------
                                                                          ($ IN THOUSANDS, EXCEPT SHARE DATA)

Revenues ...........................................       $      6,232        $      3,885        $     21,069        $     13,162

Costs and operating expenses:
  Cost of revenues .................................              4,070               2,566              13,791               8,393
  Research and development expenses ................                689                 546               2,531               2,326
  Selling and marketing expenses ...................                912                 783               3,274               3,325
  General and administrative expenses ..............                549                 460               2,186               2,062
  Depreciation and amortization ....................                656               1,140               2,739               5,584
                                                           ------------        ------------        ------------        ------------
     Total costs and operating expenses ............              6,876               5,495              24,521              21,690
                                                           ------------        ------------        ------------        ------------
Loss from operations ...............................               (644)             (1,610)             (3,452)             (8,528)
Interest income, net ...............................                 53                  26                 269                 245
                                                           ------------        ------------        ------------        ------------
Loss before income taxes ...........................               (591)             (1,584)             (3,183)             (8,283)
Income taxes .......................................                 10                  11                  66                  57
                                                           ------------        ------------        ------------        ------------
Net loss ...........................................       $       (601)       $     (1,595)       $     (3,249)       $     (8,340)
                                                           ============        ============        ============        ============
Net loss per share - basic and diluted .............       $      (0.02)       $      (0.06)       $      (0.11)       $      (0.29)
                                                           ============        ============        ============        ============
Weighted average shares outstanding -
      basic and diluted (number of shares) .........         29,346,971          28,988,589          29,315,857          28,988,589
                                                           ============        ============        ============        ============


            SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                DELTATHREE, INC.

            RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

                                                                THREE MONTHS ENDED                           YEAR ENDED
                                                                   DECEMBER 31,                              DECEMBER 31,
                                                           --------------------------------        --------------------------------
                                                               2004               2003                2004                2003
                                                           ------------        ------------        ------------        ------------
                                                                           ($ IN THOUSANDS, EXCEPT SHARE DATA)
Net  Loss  in  accordance with generally accepted
 accounting principles .............................       $       (601)       $     (1,595)       $     (3,249)       $     (8,340)

Add/(less):

  Depreciation and amortization ....................                656               1,140               2,739               5,584
  Income taxes .....................................                 10                  11                  66                  57
  Interest Income, net .............................                (53)                (26)               (269)               (245)
                                                           ------------        ------------        ------------        ------------

EBITDA* ............................................       $         12        $       (470)       $       (713)       $     (2,944)
                                                           ------------        ------------        ------------        ------------
EBITDA per share - basic and diluted ...............       $       0.00        $      (0.02)       $      (0.02)       $      (0.10)
                                                           ------------        ------------        ------------        ------------

Weighted average shares outstanding -
      basic and diluted (number of shares) .........         29,346,971          28,988,589          29,315,857          28,988,589
                                                           ============        ============        ============        ============

* earnings before interest, taxes, depreciation and amortization





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